EXHIBIT 10.1
American Express Company
2016 Incentive Compensation Plan
(as amended and restated effective May 6, 2024)
1.PURPOSE.
The purpose of the 2016 Incentive Compensation Plan (the “Plan”) is to promote shareholder value and the future success of American Express Company (the “Company”) by providing appropriate retention and performance incentives to the employees of the Company and its Affiliates and certain other individuals who perform services for the Company and its Affiliates..
2.ADMINISTRATION.
(a)Administration. Except as otherwise specified herein, the Plan shall be administered solely by the Compensation and Benefits Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company, as such Committee is from time to time constituted, or any successor committee the Board may designate to administer the Plan. The Committee shall consist of no fewer than two directors (or such greater number as may be required for committees of the Board under the Company’s governing documents), each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision; and (ii) a director meeting the independence requirements for compensation committee members under the rules and regulations of the New York Stock Exchange or such other principal securities market on which the Common Shares are traded (the “Exchange”). The Committee may delegate any of its powers and duties to appropriate officer(s) of the Company in accordance with guidelines established by the Committee from time to time.
(b)Authority. Subject only to Paragraph 4(g), the Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include exclusive authority to select the employees and other individuals to be granted awards under the Plan (“Awards”), to determine the type, size and terms of the Award to be made to each individual selected, to modify the terms of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, and to prescribe the form of the instruments embodying Awards made under the Plan. The Committee has the power and authority to make any adjustments necessary or desirable as a result of the granting of Awards to eligible individuals located outside the United States, and to adopt, to amend or to rescind rules, procedures or subplans relating to the operation and administration of the Plan in order to accommodate local laws, policies, customs, procedures or practices, and accounting, tax or other regulatory standards, or to facilitate the administration of the Plan, including, but not limited to, the authority to adopt, to amend or to rescind rules, procedures and subplans that limit or vary: the methods available to exercise Awards; the methods available to settle Awards; the methods available for the payment of income taxes, social insurance contributions and employment taxes; the procedures for withholding on Awards; and the use of stock certificates or other indicia of ownership. The Committee may also adopt rules, procedures or subplans applicable to particular Affiliates or locations.
The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.
(c)Repricing Prohibited Absent Shareholder Approval. Notwithstanding any provision of the Plan, except for adjustments pursuant to Paragraph 15, the Committee shall not reprice, adjust or amend the exercise price of Stock Options or the exercise price of Stock Appreciation Rights previously awarded to any participant, whether through amendment, cancellation and replacement grant, or any other means, unless such action is approved by the shareholders of the Company. For purposes of the Plan, the term “reprice” shall mean: (i) the reduction, directly or indirectly, in the per-share exercise price of an outstanding Stock Option or Stock Appreciation Right by amendment, cancellation or substitution; (ii) any action that is treated as a repricing under United States generally accepted accounting principles; (iii) canceling a Stock Option or Stock Appreciation Right in exchange for another Stock Option, Stock Appreciation Right or other equity security (unless the cancellation and exchange occurs in connection with a merger, acquisition, or similar transaction); and (iv) any other action that is treated as a repricing by the rules or regulations of the Exchange. In addition, notwithstanding any other provision in the Plan to the contrary, a Stock Option may not be surrendered in consideration of or exchanged for cash, other Awards, or a new Stock Option having an exercise price below that of the Stock Option which was surrendered or exchanged, unless the exchange occurs in connection with a merger, acquisition, or similar transaction as set forth in Paragraph 15, or such action is approved by the shareholders of the Company. Any amendment or repeal of this Paragraph 2(c) shall require the approval of the shareholders of the Company.
(d)Delegation. The Committee may authorize any one or more of their members or any officer of the Company to execute and deliver documents or to take any other action on behalf of the Committee with respect to Awards made or to be made to Plan participants, subject to the requirements of applicable law, including without limitation, Section 16 of the Exchange Act. For purposes of the Plan, references to the Committee shall include any such person to whom the Committee has delegated its authority pursuant to this Paragraph 2(d).
(e)Indemnification. No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his own willful misconduct or as expressly provided by applicable law.
3.PARTICIPATION.
(a)Participants. Consistent with the purposes of the Plan, subject only to Paragraph 4(g), the Committee shall have exclusive power to select the employees and other individuals performing services for the Company and its Affiliates who may participate in the Plan and be granted Awards under the Plan. Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion.
(b)Affiliates. Unless the Committee determines otherwise, as used herein, the term “Affiliate” means any entity in which the Company has a direct or indirect equity interest of 50 percent or more, as determined by the Committee in its discretion.
4.AWARDS UNDER THE PLAN.
(a)Types of Awards. Awards under the Plan may include one or more of the following types, either alone or in any combination thereof:
(i)“Stock Options”, which include “Nonqualified Stock Options” and “Incentive Stock Options” or combinations thereof, are rights to purchase common shares of the Company having a par value of $.20 per share and stock of any other class or company into which such shares may thereafter be changed (the “Common Shares”). Nonqualified Stock Options and Incentive Stock Options are subject to the terms, conditions and restrictions specified in Paragraph 5.
(ii)“Stock Appreciation Rights” are rights to receive (without payment to the Company) cash, Common Shares, or property, or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of a Common Share over the per-share exercise price. Stock Appreciation Rights are subject to the terms, conditions and restrictions specified in Paragraph 6.
(iii)Shares of “Restricted Stock” are Common Shares that are issued subject to certain restrictions pursuant to Paragraph 7.
(iv)“Restricted Stock Units” are Awards that are valued by reference to a Common Share, which value may be paid to the participant by delivery of cash, Common Shares, or property, or other forms of payment, or any combination thereof, as the Committee shall determine, and that are issued subject to certain restrictions pursuant to Paragraph 7.
(v)“Performance Grants” are Awards subject to the terms, conditions and restrictions described in Paragraph 8, pursuant to which the participant may become entitled to receive cash, Common Shares, or property, or other forms of payment, or any combination thereof, as determined by the Committee.
The Committee may also grant any other Award providing benefits similar to (i) through (v), subject to such terms, conditions and restrictions as it may determine necessary or appropriate to satisfy non-U.S. law or regulatory requirements or avoid adverse consequences under such requirements.
(b)Dividend Equivalents. Other than with respect to Stock Options or Stock Appreciation Rights, the Committee may choose, at the time of the grant of an Award or any time thereafter up to the time of the Award’s payment, to include or to exclude as part of such Award an entitlement to receive cash dividends or dividend equivalents, subject to such terms, conditions, restrictions or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such times as the Committee shall determine. All dividends or dividend equivalents, which are not paid currently, may, at the Committee’s discretion, be held in escrow and accrue interest or be reinvested into additional Common Shares subject to the same vesting or performance conditions as the underlying Award.
(c)Maximum Number of Shares that May Be Issued.
(i)Available Shares. Subject to adjustment as provided in Paragraph 15, the maximum number of Common Shares that were available for issuance under the Plan upon its initial approval by the shareholders of the Company on May 2, 2016 was 17,500,000 shares. The maximum number of Common Shares available for issuance under the Plan was increased by an additional 7,000,000 Common Shares upon the approval of the first amendment and restatement of the Plan by the shareholders of the Company on May 5, 2020. The maximum number of Common Shares available for issuance under the Plan was further increased by an additional 15,000,000 Common Shares upon the approval of the second amendment and restatement of the Plan by the shareholders of the Company on May 6, 2024. The maximum number of Common Shares that may be issued under the Plan pursuant to Incentive Stock Options may not exceed, in the aggregate, 8,000,000. Common Shares related to Awards issued under the Plan that are forfeited, canceled, expired or otherwise terminated without the issuance of Common Shares will again be available for issuance under the Plan. The following Common Shares, however, may not again be made available for grant in respect of Awards under the Plan: (A) Common Shares not issued or delivered as a result of the net settlement of an outstanding Stock Option or Stock Appreciation Right, (B) Common Shares delivered to or withheld by the Company to pay the exercise price of or the withholding taxes with respect to an Award and (C) Common Shares repurchased on the open market with the proceeds from the payment of the exercise price of a Stock Option.
(ii)Assumed or Substituted Awards. Awards granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines, shall not reduce the maximum number of Common Shares that may be issued under the Plan or the maximum number of Common Shares authorized for grant to a participant in any calendar year described in Paragraph 4(d).
(iii)Share Counting. For purposes of counting shares against the share reserve under the Plan on the date of grant, Awards denominated solely in Common Shares (such as Stock Options and Restricted Stock) and other Awards that may be exercised for, settled in or convertible into Common Shares will be counted against the Plan reserve on the date of grant of the Award based on the maximum number of shares that may be issued pursuant to the Award, as determined by the Committee.
(iv)Source of Shares. Common Shares issued pursuant to the Plan may be authorized but unissued shares, treasury shares, reacquired shares or any combination thereof.
(d)Maximum Individual Limits. Subject to adjustment as provided in Paragraph 15, (i) the number of Common Shares underlying all Stock Options and Stock Appreciation Rights that may be granted to any participant within any one calendar year shall be limited to 2,000,000, (ii) in any one calendar year, no participant may receive more than 1,000,000 shares of Restricted Stock or Common Shares provided through Restricted Stock Units (excluding any Restricted Stock or Restricted Stock Units issued in satisfaction of Performance Grants) and (iii) with respect to Performance Grants, in any one calendar year, no participant may be paid cash, Common Shares or other property or any combination of the foregoing (including without limitation Restricted Stock or Restricted Stock Units that may be issued in satisfaction of a Performance Grant) with a value (as determined by the Committee) in excess of $20 million. For purposes of the foregoing sentence, the calendar year or years in which amounts under Awards are deemed paid or received shall be as determined by the Committee and any deferral of Award settlement or payment permitted or required by the Committee pursuant to Paragraph 10 of the Plan shall be disregarded for purposes of the individual annual limits.
(e)Award Agreement. Unless otherwise determined by the Committee, each Award shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan, including a written agreement, contract, certificate or other instrument or document containing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically. Each Award and Award Agreement shall be subject to the terms and conditions of the Plan.
(f)FDIA Limitations and Recoupment Provisions.
(i)Notwithstanding any other provision of the Plan to the contrary, any payments or benefits to an employee pursuant to the Plan, or otherwise, are subject to and conditioned upon their compliance with 12 USC Section 1828(k) and any regulations promulgated thereunder.

(ii)Notwithstanding anything in the Plan or in any Award to the contrary, Awards (and any Common Shares or other amounts payable or paid thereunder) are subject to reduction, cancellation, repayment, forfeiture or recoupment in accordance with any clawback policy adopted by the Company, including, but not limited to, the American Express Company Incentive Compensation Recoupment Policy and the American Express Company Policy for the Recovery of Erroneously Awarded Compensation, each as in effect or as may be adopted and/or modified from time to time by the Company in its discretion, and any clawback requirements imposed under applicable laws, rules and regulations, including Section 10D of the Exchange Act and any applicable rules or standards adopted by the SEC thereunder (including Rule 10D-1 under the Exchange Act) and any applicable rules or standards adopted by the Exchange pursuant to Rule 10D-1 under the Exchange Act (including Section 303A.14 of the NYSE Listed Company Manual).
(g)Non-Employee Director Awards. In respect of Awards granted to non-employee directors of the Company or its Affiliates, the Board has all the powers otherwise vested in the Committee by the terms of the Plan set forth herein, including the exclusive authority to select the non-employee directors to be granted Awards under the Plan, to determine the type, size and terms of the Award to be made to each non-employee director selected, to modify the terms of any Award that has been granted to a non-employee director, to determine the time when Awards will be granted to non-employee directors and to prescribe the form of the instruments embodying Awards made under the Plan to non-employee directors. The aggregate maximum Fair Market Value (determined on the Award grant date) of the Common Shares with respect to which Awards are granted under the Plan in any calendar year to any non-employee director in respect of services as a non-employee director shall not exceed $500,000.
(h)Exclusion from Minimum Vesting and Continued Employment Requirements. Awards granted under Paragraphs 5, 6, 7 and 8 of the Plan shall be subject to the minimum vesting period and continued employment or provision of service requirement specified for the Award by such Paragraph, as applicable, except that:
(i)up to a maximum of five percent (5%) of the maximum aggregate number of Common Shares that may be issued under the Plan pursuant to Paragraph 4(c) may be issued pursuant to Awards granted under Paragraphs 5, 6, 7 and 8 of the Plan without regard for any minimum exercisability or vesting period requirements set forth in such Paragraphs; and

(ii)continued employment or provision of service for exercisability or vesting shall not be required as (A) the Committee may determine or permit otherwise in the event of death, disability, retirement or other termination of a participant, or, subject to Paragraph 16 of the Plan, in connection with a corporate transaction (which includes but is not limited to a divestiture, spin-off, split-off, asset transfer, outsourcing or joint venture formation) (each such event, a “Defined Event”), and (B) may be required or otherwise be deemed advisable by the Committee in connection with an Award granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.
5.STOCK OPTIONS.
The Committee may grant Stock Options either alone or in conjunction with Stock Appreciation Rights at the time of grant. The Committee may grant Incentive Stock Options to any employee provided the terms of such grants comply with the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision, and the regulations thereunder, and that any ambiguities in construction shall be interpreted in order to effectuate that intent. Each Stock Option granted under the Plan shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Stock Option or the Common Shares issuable upon exercise thereof or the attainment of performance objectives as the Committee may determine, including but not limited to such performance objectives described in Paragraph 8(b), as the Committee, in its discretion, shall establish:
(a)Exercise Price; Expiration Date. Except for Stock Options granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, the exercise price shall be equal to or greater than the Fair Market Value of the Common Shares subject to such Stock Option on the date that the Stock Option is granted. The Committee in its discretion shall establish the expiration date of a Stock Option; provided that in no event shall the expiration date be later than ten years from the date of grant of the Stock Option.
(b)Fair Market Value. The “Fair Market Value” of a Common Share as of any specific date shall be the per Common Share closing price reported by the Exchange on such date, or, if there is no such reported closing price on such date, then the per Common Share closing price reported by the Exchange on the last previous day on which such closing price was reported, or such other value as determined by the Committee in accordance with applicable law. The “Fair Market Value” of any property other than Common Shares shall be the market value of such property as determined by the Committee using such methods or procedures as it shall establish from time to time.
(c)Number of Common Shares. The Committee shall determine the number of Common Shares to be subject to each Stock Option. The number of Common Shares subject to an outstanding Stock Option may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Shares under such Stock Option are used to calculate the cash, Common Shares, or property, or other forms of payment, or any combination thereof, received pursuant to exercise of a Stock Appreciation Right attached to such Stock Option.
(d)Minimum Vesting Period. Stock Options shall not vest for at least one year after the date of grant, except as (A) the Committee may determine or permit otherwise in the event of a Defined Event or (B) may be required or otherwise be deemed advisable by the Committee in connection with Stock Options granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.
(e)Exercisability. The Stock Option shall not be exercisable:
(i)unless the Stock Option has vested; and
(ii)unless payment in full for the Common Shares being acquired thereunder at the time of exercise is made in such form as the Committee may determine in its discretion, including, but not limited to (A) cash, (B) Common Shares, (C) if permitted by the Committee, by authorizing a third party to sell, on behalf of the participant, the appropriate number of Common Shares otherwise issuable to the participant upon the exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise, or (D) any combination thereof; and
(iii)unless the participant has been, at all times during the period beginning with the date of the grant of the Stock Option and ending on the date of such exercise, employed by (in the case of an Incentive Stock Option) or otherwise performing services for the Company or an Affiliate, or a corporation, or a parent or subsidiary of a corporation, substituting or assuming the Stock Option in a transaction to which Section 424(a) of the Code or any successor statutory provision thereto, is applicable, except that:
(A)in the case of any Nonqualified Stock Option, if such person shall cease to be employed by or otherwise performing services for the Company or an Affiliate solely by reason of the occurrence of a Defined Event, he may, during such period following the Defined Event as the Committee, in its discretion, may determine or permit, exercise the Nonqualified Stock Option as if he continued such employment or performance of service during such permitted period; and
(B)in the case of any Nonqualified Stock Option, if such person shall cease to be employed by or otherwise performing services for the Company or an Affiliate solely by reason of a period of Related Employment as defined in Paragraph 14, he may, during such period of Related Employment, exercise the Nonqualified Stock Option as if he continued such employment or performance of service; and
(C)in the event of the person's death, the Committee may provide a decedent’s executors, heirs or distributors a minimum period to exercise a Stock Option with respect to any shares as to which the decedent could have exercised the Stock Option at the time of his death, or such greater amount as the Committee may determine.
(f)Incentive Stock Option Limitation. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such Incentive Stock Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options.
6.STOCK APPRECIATION RIGHTS.
The Committee may grant Stock Appreciation Rights either alone or in conjunction with Stock Options at the time of grant. Each Award of Stock Appreciation Rights granted under the Plan shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the Common Shares issuable upon exercise thereof or the attainment of performance objectives as the Committee may determine, including but not limited to such performance objectives described in Paragraph 8(b), as the Committee, in its discretion, may establish:
(a)Exercise Price; Expiration Date. Except for Stock Appreciation Rights granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, the exercise price shall be equal to or greater than the Fair Market Value of the Common Shares subject to such Stock Appreciation Right on the date that the Stock Appreciation Right is granted. A Stock Appreciation Right granted in conjunction with a Stock Option shall have a per-share exercise price not less than the exercise price of the Stock Option to which the Stock Appreciation Right is attached. The Committee in its discretion shall establish the expiration date of a Stock Appreciation Right; provided that in no event shall the expiration date be later than ten years from the date of grant of the Stock Appreciation Right.
(b)Number of Common Shares. The Committee shall determine the number of Common Shares to be subject to each Award of Stock Appreciation Rights. The number of Common Shares subject to an outstanding Award of Stock Appreciation Rights may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Shares under such Award of Stock Appreciation Rights are used to calculate the Common Shares received pursuant to exercise of a Stock Option attached to such Award of Stock Appreciation Rights.
(c)Minimum Vesting Period. The Award of Stock Appreciation Rights shall not vest for at least one year after the date of grant, except as (A) the Committee may determine or permit otherwise in the event of a Defined Event or (B) may be required or otherwise be deemed advisable by the Committee in connection with Stock Appreciation Rights granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.
(d)Exercisability. The Award of Stock Appreciation Rights shall not be exercisable:
(i)unless the Award of the Stock Appreciation Rights has vested or the Stock Option to which the Award of Stock Appreciation Rights is attached, if any has vested; and

(ii)unless the person exercising the Award of Stock Appreciation Rights has been at all times during the period beginning with the date of the grant thereof and ending on the date of such exercise, employed by or otherwise performing services for the Company or an Affiliate, except that:
(A)in the case of any Award of Stock Appreciation Rights (other than those attached to an Incentive Stock Option), if such person shall cease to be employed by or otherwise performing services for the Company or an Affiliate solely by reason of the occurrence of a Defined Event, he may, during such period following the Defined Event as the Committee, in its discretion, may determine or permit, exercise the Award of Stock Appreciation Rights as if he continued such employment or performance of service during such permitted period; and
(B)in the case of any Award of Stock Appreciation Rights, (other than those attached to an Incentive Stock Option), if such person shall cease to be employed by or otherwise performing services for the Company or an Affiliate solely by reason of a period of Related Employment as defined in Paragraph 14, he may, during such period of Related Employment, exercise the Award of Stock Appreciation Rights as if he continued such employment or performance of services; and
(C)in the event of the person's death, the Committee may provide his executors, heirs or distributors a minimum period to exercise an Award of Stock Appreciation Rights with respect to any shares as to which the decedent could have exercised the Award of Stock Appreciation Rights, or such greater amount as the Committee may determine.
(e)Exercise and Settlement. An Award of Stock Appreciation Rights shall entitle the holder (or any person entitled to act under the provisions of Paragraph 6(d)(ii)(C)) to exercise such Award and to surrender unexercised the Stock Option to which the Stock Appreciation Right is attached (or any portion of such Stock Option) to the Company and to receive from the Company in exchange therefore, without payment to the Company, that number of Common Shares having an aggregate value equal to (or, in the discretion of the Committee, less than) the excess of the Fair Market Value of one Common Share, at the date of such exercise, over the exercise price per share, times the number of shares subject to the Award or the Stock Option, or portion thereof, which is so exercised or surrendered, as the case may be. The Committee shall be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash, property, or other forms of payment, or any combination thereof, as determined by the Committee, equal to the aggregate Fair Market Value of the Common Shares it would otherwise be obligated to deliver.
(f)Deemed Exercise. An Award of Stock Appreciation Rights may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Stock Appreciation Right (or of the related Stock Option), or such other date as specified by the Committee, if at such time such Stock Appreciation Right has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof, as provided in Paragraph 6(e).
(g)No Fractional Shares. No fractional shares may be delivered under this Paragraph 6, but in lieu thereof a cash or other adjustment shall be made as determined by the Committee in its discretion.
7.RESTRICTED STOCK; RESTRICTED STOCK UNITS.
Each Award of Restricted Stock or Restricted Stock Units under the Plan shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish:
(a)Number of Common Shares. The Committee shall determine the number of Common Shares to be issued to a participant pursuant to the Award, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both.
(b)Restricted Period. Restricted Stock Units and the Common Shares issued to a participant in accordance with the Award of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, or as otherwise determined by the Committee, for such period as the Committee shall determine, from the date on which the Award is granted (the “Restricted Period”). Any attempt to dispose of any such Restricted Stock Units or Common Shares in contravention of the foregoing restrictions shall be null and void and without effect.
(c)Restricted Stock. Common Shares issued to a participant in accordance with the Award of Restricted Stock may be issued in certificate form or through the entry of an uncertificated book position on the records of the Company’s transfer agent and registrar. The Company may impose appropriate restrictions on the transfer of such Common Shares which shall be evidenced in the manner permitted by law as determined by the Committee in its discretion.

(d)Vesting Conditions. The vesting of the Award of Restricted Stock or Restricted Stock Units may be conditioned upon the attainment of specific performance objectives as the Committee may determine, including but not limited to such performance objectives described in Paragraph 8(b).
(e)Minimum Vesting Periods. The Restricted Period shall be for a minimum of one year, except as (A) the Committee may determine or permit otherwise in the event of a Defined Event or (B) may be required or otherwise be deemed advisable by the Committee in connection with Restricted Stock or Restricted Stock Units granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.
(f)Shareholder Rights. Unless otherwise determined by the Committee in its discretion, prior to the expiration of the Restricted Period, a participant to whom an Award of Restricted Stock has been made (and any person succeeding to such a participant’s rights pursuant to the Plan) shall have ownership of such Common Shares, including the right to vote the same and to receive dividends or other distributions made or paid with respect to such Common Shares, subject, however, to the restrictions and limitations imposed thereon pursuant to the Plan.
8.PERFORMANCE GRANTS.
The Award of a Performance Grant to a participant will entitle the participant to receive an amount in cash, Common Shares or other property (including but not limited to other Awards) determined by the Committee if the terms and conditions specified herein and in the Award are satisfied. The Award of a Performance Grant shall be subject to the following terms and conditions, and to such other terms and conditions, including but not limited to, restrictions upon any cash, Common Shares or property, or other forms of payment, or any combination thereof, issued in respect of the Performance Grant, as the Committee, in its discretion, shall establish:
(a)Grant Terms. The Committee shall determine the value or the range of values of a Performance Grant to be awarded to each participant selected for an Award of a Performance Grant and the performance objectives (which may but need not include the performance objectives described in Paragraph 8(b)) upon which the vesting, payment or settlement of the Performance Grants is conditioned. Performance Grants may be issued in different classes or series having different names, terms and conditions.

(b)Performance Objectives. Such performance objectives may vary by participant and by Award, and may be based upon the attainment of specific or per-share amounts of, or changes in, one or more, or a combination of two or more, of the following: revenue, revenue growth or product revenue growth; net income (before or after taxes); earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization) or earnings per share; shareholders’ equity or return on shareholders’ equity; assets, return on assets or net assets; capital or return on capital (including return on total capital or return on invested capital); book value or book value per share; economic value added models or equivalent metrics; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead or incentive compensation); operating expenses or reengineering savings; operating margins, gross margins or cash margin; cash flow, cash flow per share (before or after dividends) or cash flow return on investment; stock price or TSR; market share; debt reduction; CCAR related capital ratios; credit metrics; regulatory achievements; or such other performance objectives determined by the Committee in its sole discretion. The Committee may provide that, in measuring the achievement of the performance objectives, an Award may include or exclude items such as realized investment gains and losses, extraordinary, unusual, non-recurring or infrequently recurring items, asset write-downs, effects of accounting changes, currency fluctuations, acquisitions, divestitures, reserve-strengthening and other non-operating items. The foregoing objectives may be applicable to the Company as a whole, one or more of its subsidiaries, divisions, business units or business lines, or any combination of the foregoing, and may be applied on an absolute basis or be relative to other companies, industries or indices (e.g., stock market indices) or be based upon any combination of the foregoing. In addition to the performance objectives, the Committee may also condition payment of any Performance Grant upon the attainment of conditions, such as completion of a period of service, notwithstanding that the performance objective or objectives specified in such Award are satisfied.
(c)Minimum Vesting Periods. The vesting period (the “Award Period”) in respect of any Performance Grant shall be a period determined by the Committee. The Award Period shall be for a minimum of one year, except as (A) the Committee may determine or permit otherwise in the event of a Defined Event or (B) may be required or otherwise be deemed advisable by the Committee in connection with Performance Grants granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

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10.PAYMENT OF AWARDS.
The Committee may, in its discretion, settle any Award through the payment of cash, the delivery of Common Shares or property, the granting of Awards, or a combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such terms, rules and procedures as the Committee may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Common Share equivalents; provided, that the Committee shall not have any such authority to the extent that the grant or exercise of such authority would cause any tax to become due under Section 409A of the Code and the Treasury Regulations promulgated and other official guidance issued thereunder (collectively, “Section 409A”).
11.AMENDMENT OF THE PLAN OR AWARDS.
The Plan may be amended in whole or in part at any time and from time to time by the Board, and the terms of any outstanding Award under the Plan may be amended from time to time by the Committee (or Board as applicable) in its discretion in any manner that it deems necessary or appropriate; provided however, that no amendment may be made without shareholder approval if such amendment would (a) increase the number of shares available for grant specified in Paragraph 4(c) (other than pursuant to Paragraph 15); (b) decrease the minimum Stock Option exercise price set forth in Paragraph 5(a) (other than changes made pursuant to Paragraph 15); (c) reduce the minimum vesting or performance periods set forth in Paragraph 5(d), 6(c), 7(e) or 8(c); (d) change the individual Award limits set forth in Paragraph 4(d) or 4(g) (other than pursuant to Paragraph 15); (e) amend or repeal the prohibitions against repricing or exchange set forth in Paragraph 2(c); or (f) in the absence of shareholder approval, adversely affect compliance of the Plan with applicable laws, rules and regulations. No such amendment shall adversely affect in a material manner any right of a participant under an Award without his written consent. Any shareholder approval requirement under the Plan will be met if such approval is obtained in accordance with applicable law. Notwithstanding the foregoing, any amendment to the Plan or any outstanding Award under the Plan shall be made in a manner as to ensure that an Award intended to be exempt from Section 409A will continue to be exempt from Section 409A or that the Award will comply with the requirements of Section 409A.

12.DISABILITY.
For the purposes of this Plan, a participant shall be deemed to have terminated his employment or performance of services for the Company and its Affiliates by reason of disability, if the Committee shall determine that the physical or mental condition of the participant by reason of which such employment or performance of services terminated was such at that time as would entitle him to payment of monthly disability benefits under the Company’s Long-Term Disability Benefit Plan, or, if the participant is not eligible for benefits under such plan, under any similar disability plan of the Company or an Affiliate in which he is a participant. If the participant is not eligible for benefits under any disability plan of the Company or an Affiliate, he shall be deemed to have terminated such employment or performance of services by reason of disability if the Committee shall determine that his physical or mental condition would entitle him to benefits under the Company’s Long-Term Disability Benefit Plan if he were eligible therefore. Notwithstanding the above, the Committee may determine a participant’s disability based upon any other criteria specified by the Committee. Notwithstanding the foregoing, to the extent required for exemption from or compliance with Section 409A, “disability” shall have the meaning set forth in Section 409A.
13.TERMINATION OF A PARTICIPANT.
For all purposes under the Plan, the Committee shall determine whether a participant has terminated employment with or the performance of services for the Company and its Affiliates; provided, however, that transfers between the Company and an Affiliate or between Affiliates, and approved leaves of absence shall not be deemed such a termination; and provided further that to the extent required for exemption from or compliance with Section 409A, termination of employment shall mean a “separation from service” within the meaning of Section 409A.
14.RELATED EMPLOYMENT.
For the purposes of the Plan, “Related Employment” shall mean the employment or performance of services by an individual for an employer that is neither the Company nor an Affiliate; provided that (a) such employment or performance of services is undertaken by the individual at the request of the Company or an Affiliate, (b) immediately prior to undertaking such employment or performance of services, the individual was employed by or performing services for the Company or an Affiliate or was engaged in Related Employment as herein defined and (c) such employment or performance of services is in the best interests of the Company and is recognized by the Committee, in its discretion, as Related Employment for purposes of this Paragraph 14. The death or disability of an individual during a period of Related Employment as herein defined shall be treated, for purposes of this Plan, as if the death or onset of disability had occurred while the individual was employed by or performing services for the Company or an Affiliate.
15.DILUTION AND OTHER ADJUSTMENTS.
(a)In the event of any change in the outstanding Common Shares of the Company by reason of any corporate transaction or change in corporate capitalization such as a stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, consolidation, subdivision or exchange of shares, a sale by the Company of all or part of its assets, any distribution to shareholders other than a normal cash dividend, partial or complete liquidation of the Company or other extraordinary or unusual event, the Committee or Board, as applicable, shall make such adjustment in: (i) the class and aggregate number of Common Shares that may be delivered under the Plan as described in Paragraph 4(c) and the individual Award maximum limits under Paragraphs 4(d) and 4(g); (ii) the class, number and exercise price of outstanding Stock Options; (iii) the class, number and exercise price of outstanding Stock Appreciation Rights; and (iv) the class and number of shares subject to any other Awards granted under the Plan (provided that the number of shares of any class subject to Awards shall always be a whole number), as may be determined to be appropriate by the Committee or Board, as applicable, and such adjustments shall be final, conclusive and binding for all purposes of the Plan.
(b)In the event of any merger, consolidation or similar transaction as a result of which the holders of Common Shares receive consideration consisting exclusively of securities of the surviving entity (or the parent of the surviving entity) in such transaction, the Committee or Board, as applicable, shall, to the extent deemed appropriate by the Committee or Board, as applicable, adjust each Award outstanding on the date of such merger, consolidation or similar transaction so that it pertains and applies to the securities which a holder of the number of shares of Common Stock subject to such Award would have received in such merger, consolidation or similar transaction.
(c)In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation or similar transaction involving the Company in which the holders of Common Shares receive securities and/or other property, including cash, other than shares of the surviving entity in such transaction (or the parent of such surviving entity), the Committee or Board, as applicable, shall, to the extent deemed appropriate by the Committee or Board, as applicable, have the power to provide for the exchange of each Award (whether or not then exercisable or vested) for an Award with respect to (A) some or all of the property which a holder of the number of Common Shares subject to such Award would have received in such transaction or (B) securities of the acquirer or surviving entity (or parent of such acquirer or surviving entity) and, incident thereto, make an equitable adjustment as determined by the Committee or Board, as applicable, in the exercise price of the Award, or the number of shares or amount of property subject to the Award or provide for a payment (in cash or other property) to the participant to whom such Award was granted in partial consideration for the exchange of the Award; provided, however, that in the event that the acquirer does not agree to the assumption or substitution of Awards in the foregoing manner, the Committee shall, to the extent deemed appropriate by the Committee or Board, as applicable, have the power to cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the participant to whom such Award was granted an amount in cash, for each Common Share subject to such Award, equal to the value, as determined by the Committee or Board, as applicable, of such Award, provided that with respect to any outstanding Stock Option or Stock Appreciation Right such value shall be equal to the excess of (A) the value, as determined by the Committee or Board, as applicable, of the property (including cash) received by the holder of a Common Share as a result of such event over (B) the exercise price of such Stock Option or Stock Appreciation Right and that no change to the original timing of payment will be made to the extent it would result in a tax under Section 409A.
16.CHANGE IN CONTROL.
The Committee (or Board as applicable) may provide in the Award Agreement for provisions relating to a “change in control” of the Company (as such term is defined in the Award Agreement), including without limitation the acceleration of the exercisability, vesting or settlement of, or the lapse of restrictions or deemed satisfaction of performance objectives with respect to, an Award; provided that, in addition to any other conditions provided for in the Award Agreement:
(a)any acceleration of the exercisability, vesting or settlement of, or the lapse of restrictions or deemed satisfaction of performance objectives with respect to, an Award in connection with a change in control may occur only if (i) the change in control occurs and (ii) either (A) the employment of the participant is terminated

(as set forth in the Award Agreement) (i.e., “double-trigger”) or (B) the acquirer does not agree to the assumption or substitution of outstanding Awards;
(b)with respect to any Award granted under the Plan that is earned or vested based upon achievement of performance objectives (included but not limited to Performance Grants), any amount deemed earned or vested in connection with a change in control or associated termination of employment shall be based upon the degree of performance attainment and/or the period of time elapsed in the performance period as of the applicable date; and with respect to any Award that constitutes a nonqualified deferred compensation plan within the meaning of Section 409A(d) of the Code and provides for an accelerated payment in connection with a change in control (whether or not in conjunction with a termination of employment), “change in control” shall mean a “change in the ownership of a corporation,” a “change in the effective control of a corporation” or a “change in the ownership of a substantial portion of a corporation” within the meaning of Section 409A for purposes of such accelerated payment provision.
17.DESIGNATION OF BENEFICIARY BY PARTICIPANT.
A participant may designate a beneficiary to receive any payment to which he may be entitled in respect of any Award under the Plan in the event of his death in a manner determined by the Committee in its discretion. If no designated beneficiary survives the participant and is living on the date on which any amount becomes payable to such participant’s beneficiary, such payment will be made to the legal representatives of the participant’s estate, and the term “beneficiary” as used in the Plan shall be deemed to include such person or persons. If there is any question as to the legal right of any beneficiary to receive a distribution under the Plan, the Committee in its discretion may determine that the amount in question be paid to the legal representatives of the estate of the participant, in which event the Company, the Board and the Committee and the members thereof will have no further liability to anyone with respect to such amount.
18.MISCELLANEOUS PROVISIONS.
(a)No loans from the Company or any Affiliate to a participant shall be permitted in connection with the Plan.
(b)No employee or other person shall have any claim or right to be granted an Award under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company or any Affiliate, and the right to terminate the employment of or performance of services by any participant at any time and for any reason is specifically reserved.
(c)(i)    No participant or other person shall have any right with respect to the Plan, the Common Shares reserved for issuance under the Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.
(ii)Unless otherwise determined by the Committee in its discretion, a participant to whom a grant of Stock Options, Stock Appreciation Rights, Performance Grants or any other Award is made (and any person succeeding to such a participant’s rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Common Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date of the issuance of a stock certificate to him or the entry on his behalf of an uncertificated book position on the records of the Company’s transfer agent and registrar for such Common Shares or other instrument of ownership, if any. Except as provided in Paragraph 15, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such book entry is made or a stock certificate or other instrument of ownership, if any, is issued.
(d)An Award and a participant’s rights and interest under the Award, may not be sold, assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant’s death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that the Committee may allow a participant to assign or transfer without consideration an Award to one or more members of his immediate family, to a partnership of which the only partners are the participant or members of the participant’s immediate family, to a trust established by the participant for the exclusive benefit of the participant or one or more members of his immediate family or pursuant to a domestic relations order (as defined in the Code).

(e)No Common Shares, property, or other forms of payment shall be issued hereunder with respect to any Award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any Common Shares to be issued hereunder or to effect similar compliance under any state or local laws.
(f)The Company and its Affiliates shall have the right to deduct from any payment made under the Plan the federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. In accordance with rules and procedures established by the Committee, the required withholding obligations may be settled with Common Shares, including Common Shares that are part of the Award that gives rise to the withholding requirement (up to the participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact). It shall be a condition to the obligation of the Company to issue Common Shares, property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under the Plan, that the participant (or any beneficiary or person entitled to act) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Common Shares, property, or other forms of payment, or any combination thereof. Notwithstanding anything in the Plan to the contrary, the Committee may, in its discretion, permit an eligible participant (or any beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, Common Shares, property, or other forms of payment, that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a Fair Market Value equal to the amount of such taxes).
(g)The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, and the rights to the payment of Awards shall be no greater than the rights of the Company’s general creditors.

(h)By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.
(i)Although the Company may structure an Award to qualify for favorable federal, state, local or foreign tax treatment, or to avoid adverse tax treatment, no person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment or guarantee that any intended tax treatment will be applicable with respect to any Award under the Plan, or that such tax treatment will apply to or be available to a participant or his or her beneficiary. Furthermore, the existence of an Award shall not affect the right or power of the Company or its shareholders to take any corporate action, regardless of the potential effect of such action on the tax treatment of an Award under the Plan.
(j)Unless the context indicates otherwise, references to “Paragraphs” in the Plan refer to Paragraphs of the Plan.
(k)In the Plan, the use of the masculine pronoun shall include the feminine and the use of the singular shall include the plural, as appropriate.
(l)Headings of Paragraphs herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan.
(m)If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.
(n)The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of New York.
(o)Awards granted under the Plan are intended to comply with or be exempt from Section 409A and shall be administered in a manner that is intended to comply with or be exempt from Section 409A (and thus avoid the imposition of any tax under Section 409A) and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A and the American Express Section 409A Compliance Policy, as amended from time to time, and any successor policy thereto, except as otherwise determined by the Committee. Unless the Committee determines otherwise, any provision of the Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail compliance with or exemption from Section 409A shall be amended to comply with or be exempt from Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A.
19.PLAN TERMINATION.
The Plan may be suspended in whole or in part at any time and from time to time by the Board. This Plan shall terminate upon the earlier of the following dates or events to occur: (a) upon the adoption of a resolution of the Board terminating the Plan; or (b) May 6, 2034. No termination of the Plan shall materially alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan, except that subsequent to termination of the Plan, the Committee may make amendments permitted under Paragraph 11.
20.SHAREHOLDER ADOPTION.
The Plan was initially adopted by the Board in February 2016, and approved and adopted by the shareholders on May 2, 2016. The first amendment and restatement of the Plan was subsequently adopted by the Board in March 2020, and approved and adopted by the shareholders on May 5, 2020. The second amendment and restatement of the Plan was approved by the Board in March 2024, and shall be submitted to the shareholders of the Company for their approval and adoption at a meeting to be held on or about May 6, 2024, or at any adjournment thereof. The shareholders shall be deemed to have approved and adopted the second amendment and restatement of the Plan only if it is approved and adopted at a meeting of the shareholders duly held by vote taken in the manner required by the laws of the State of New York.
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